INTERNATIONAL FLAVORS & FRAGRANCES INC. 521 WEST 57TH STREET,
 NEW YORK N.Y. 10019


                                           Office of the Chairman and President


                                                      As of July 22, 1996


Mr. Hugh R. Kirkpatrick
Grandview Farm
Bailey's Mill Road
New Vernon, New Jersey 07976

Dear Hugh:

     In accordance with our discussions, you are electing to take early retirement from International Flavors & Fragrances Inc. ("IFF"). This letter will outline the arrangements on which we have agreed, and the terms and conditions of (1) your employment for the period (the "Pre-Retirement Period") from July 22, 1996 through the "Retirement Date", as hereafter defined; (2) the "Interim Period", as hereafter defined; and (3) your retirement.

1. From July 22, 1996 until January 1, 1998 (the "Retirement Date"), you will continue to be employed by IFF at a monthly compensation rate of $39,583.33 (your current "Monthly Salary"). From the Retirement Date through December 31, 1998 (the "Interim Period"), in lieu of your pension under the IFF Pension Plan and the IFF Supplemental Retirement Plan (collectively, the "Retirement Plans"), you agree to accept amounts ("Salary Continuation Payments") equal to your Monthly Salary, payable semi-monthly at the same times as compensation is paid to active exempt employees of IFF.

                                                        Mr.Hugh R. Kirkpatrick
                                                           As of July 22, 1996
                                                             Page 2 of 7 Pages


2. You will continue as Senior Vice-President and President, Fragrance Division, and as a Director of IFF until December 31, 1996. On that date you will execute the resignations in substantially the forms attached to this letter as Exhibits A and B.

3. (a) At all times during the Pre-Retirement Period you will retain the right to use the IFF-provided automobile now in your possession (the "Company Car") ; your compensation which has been deferred under the terms of the Management Incentive Compensation Plan (the "MICP") and Special Executive Bonus Plan will continue to be deferred and to change in value in accordance with the measurement vehicle(s) that you have selected; and you will retain coverage under the IFF medical, dental, retirement, 401(k), life insurance and long-term disability plans (including applicable supplemental plans) in accordance with their terms. In no case will the treatment of your deferred compensation or your coverage under such plans be different and/or the amounts be less after December 31, 1996 than they were prior thereto.

     (b) During the Interim Period, although you will participate in the IFF medical plan for retirees, IFF will reimburse you for any amounts which you must pay under that plan which are greater than the amounts which you would have had to pay

                                                        Mr.Hugh R. Kirkpatrick
                                                           As of July 22, 1996
                                                             Page 3 of 7 Pages


     had you remained as an active IFF employee during such period, and IFF will also reimburse you for dental expenses equivalent to those provided to active employees under the IFF Dental Plan; and you will continue to retain the right to use the Company Car.

     (c) In no event will the terms of your use of the Company Car be different during the Pre-Retirement Period or the Interim Period than they were prior thereto. Notwithstanding the preceding sentence, however, you agree and acknowledge that, irrespective of any IFF policy or program, at no time during the Pre-Retirement Period or the Interim Period will IFF have any obligation to purchase for you or provide to you a new automobile.

     (d) You agree and acknowledge that, as of December 31, 1996, the Executive Severance Agreement dated February 16, 1989 between you and IFF will terminate.

4. During the Pre-Retirement Period after December 31, 1996, IFF will employ you, and you will make yourself available, as a precondition to the payments to be made during such period, to provide such services, consistent with your knowledge and experience with IFF, as I may request.

5. In the event of your death during the Pre-Retirement Period or the Interim Period, your Monthly Salary or Salary

                                                        Mr. Hugh R. Kirkpatrick
                                                            As of July 22, 1996
                                                              Page 4 of 7 Pages


     Continuation Payments, as the case may be, will be pro-rated to the date of death and paid to your legal representative, and IFF will have no further obligation to your estate, heirs or assigns for either your Monthly Salary or your Salary Continuation Payments.

6. Your actual incentive compensation in respect of 1996 under the MICP will be based on the performance of the IFF Fragrance Division for such year and will be determined and awarded in early 1997 together with the awards to all other 1996 MICP participants; however, your MICP award for 1996 will be no less than $118,750. You will be listed as a participant in the MICP for 1997, but you understand and acknowledge that no award will be made to you under the MICP in respect of such year.

7. On the Retirement Date, you will retire from IFF employment and you will become eligible for the benefits of a retired employee under those IFF benefit plans applicable to a retiree who was both a corporate officer of IFF and a participant in the MICP at the time of retirement, including, but not limited to, continued full participation in the Executive Death Benefit Plan. Notwithstanding the foregoing, until the expiration of the Interim Period, (a) as set forth in paragraph 1 above, you will receive Salary Continuation Payments in lieu of any pension due to you under the Retirement Plans; (b) your medical and

                                                        Mr. Hugh R. Kirkpatrick
                                                            As of July 22, 1996
                                                              Page 5 of 7 Pages


     dental coverage will be as set forth in paragraph 3(b) above; and (c) commencing January 1, 1999, together with and in addition to the pension payable under the IFF will pay you, as a benefit (which will continue for the remainder of your life and which will be taken into account in determining the amount which your spouse will be entitled to receive for her lifetime should you predecease her), an amount, calculated by IFF's actuary, equal to the difference between what your pension under the Retirement Plans would have been had the Retirement Date been January 1, 1999, and the pension to which you will be actuarially entitled as of the Retirement Date under the Retirement Plans.

8. You may exercise until three (3) months after the Retirement Date any IFF stock options which are exercisable on the Retirement Date, in accordance with the provisions of your various Stock Option Agreements. If you should die during the Pre-Retirement Period, your legal representative's right to exercise stock options will be governed by the provisions of such Stock Option Agreements.

9. As of January 1, 1999, ownership of the Company Car will be transferred to you. The compensation resulting from this transfer will be included in your Form W-2 (or comparable form provided to retirees) for 1999.

                                                        Mr. Hugh R. Kirkpatrick
                                                            As of July 22, 1996
                                                              Page 6 of 7 Pages


10. Attached to this letter as Exhibit C is a copy of the Security Agreement which you signed on July 25, 1962, the provisions of which will continue to apply during the Pre-Retirement Period and thereafter.

11. Please sign and return the Release attached to this letter as Exhibit D. This letter agreement will take effect only upon your execution of the Release. IFF will have the right to request that you execute another Release, in the form of Exhibit D but dated the Retirement Date. If IFF so requests, you agree promptly to execute and return such additional release. Such additional release will be deemed part of the consideration for the benefits accruing to you under this letter agreement, and your failure for any reason to execute such additional release will be a breach of this letter agreement.

12. As part of the consideration for the benefits accruing to you under this letter agreement, you agree that until January 1, 2001 you will not, directly or indirectly, be employed as an officer, director, employee, partner or principal of, or act as an advisor or consultant to, any person, firm, partnership, corporation or other business, domestic or foreign, who or which competes, directly or indirectly, with any of the flavor, fragrance or aroma chemical business of IFF; provided, however, that nothing in this paragraph 12 will

                                                        Mr. Hugh R. Kirkpatrick
                                                            As of July 22, 1996
                                                              Page 7 of 7 Pages

     preclude your owning up to one percent (1%) of the outstanding publicly traded equity or debt securities of any corporation. You hereby consent to IFF's obtaining injunctive relief should you breach this paragraph 12.

13. This letter agreement will be governed by and interpreted in accordance with New York law.


     Please sign and date both copies of this letter in the space provided below and return one fully executed copy. The other is for your records.

     Hugh, all IFFers, and I especially, appreciate your many contributions to the Company over your long and very successful career. You have all of our very best wishes for the future.



                                         Sincerely,

                                         /s/  EUGENE P. GRISANTI
                                         ---------------------------------------
                                         Eugene P. Grisanti


AGREED AND ACCEPTED:



/s/  HUGH R. KIRKPATRICK
-----------------------------------
Hugh R. Kirkpatrick
September 16, 1996
(As of July 22, 1996)

                                                                   EXHIBIT A


                                                  December 31, 1996


Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:

     I hereby resign as Senior Vice-President and President, Fragrance Division, of International Flavors & Fragrances Inc.




                                              ---------------------------------
                                              Hugh R. Kirkpatrick

                                                                     EXHIBIT B


                                                   December 31, 1996




Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:


     I hereby resign as a Director of International Flavors & Fragrances Inc.



                                              ---------------------------------
                                              Hugh R. Kirkpatrick

                                                                     EXHIBIT C



                               EMPLOYEE AGREEMENT

                     International Flavors & Fragrances Inc.
                     521 West 57th St., New York 19, N.Y.


                                      (IFF)



     In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

     1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, know-how and other data belonging or relating to IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF and I shall treat it as set forth below.

     2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

     3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, records, files or other papers, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

     4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes or formulae on which I have worked or to which I have had access while in the employ of IFF.

     5. Any invention, formula, process, product, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title and interest in and to all such inventions, formulae, processes, products, ideas, discoveries and improvements, and patent applications and patents thereon.


           July 25, 1962                            HUGH R. KIRKPATRICK
---------------------------------          ------------------------------------
              (date)                                   (signature)

                                                                   EXHIBIT D

                                   RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Hugh R. Kirkpatrick, now or formerly residing at Grandview Farm, Bailey's Mill Road, New Vernon, New Jersey 07976 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business located at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in a letter dated as of July 22, 1996, a copy of which is annexed hereto as Annex A, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date:
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. s.s.2000e et seq. (race, color, religion, sex and national origin discrimination) ; (2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. s.1981 (race discrimination; (3) the Age Discrimination in Employment Act, 29 U.S.C. s.s.621-634 (age discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. s.206 (equal pay); (5) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. s.s.701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. s.s.1001 et seq. (retirement matters); and (9) any applicable New York or New Jersey state or local law relating to employment termination that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges, or lawsuits against any Releasee with any governmental agency or any court; that he will not file or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit against any Releasee on behalf of Employee, he will request such agency or court to withdraw from the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or under any employment benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to consult with an attorney before signing this Release. Employee understands that whether or not to do so is Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Eric Campbell, Vice-President, Human Resources, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by Mr. Campbell not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the letter agreement described in Annex A shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises or representations to Employee other than those in Annex A.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     [PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.]

     Executed at New York on September 16, 1996, as of the 22nd day of July,
1996.


                                          --------------------------------------
                                           Hugh R. Kirkpatrick




STATE OF   NEW YORK     )
          --------------
COUNTY OF  NEW YORK     )SS:
          --------------

Subscribed and sworn to before
me this 16th day of September, 1996
by the said Hugh R. Kirkpatrick
known to me.

                    MARA DUMSKI
           ------------------------------------
                   Notary Public

                     MARA DUMSKI
           Notary Public, State of New York
                     No. 31~4944307
               Qualifed in New York County
           Commisslon Exprires November 21, 1996